UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 27, 2005
R.H. DONNELLEY CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-07155	13-2740040

(State or Other Jurisdiction of Incorporation)	(Commission	(IRS Employer Identification No.)
File Number)

1001 Winstead Drive, Cary, North Carolina		27513

(Address of Principal Executive Offices)		(Zip Code)
R.H. DONNELLEY INC.*
(Exact Name of Registrant as Specified in Charter)

Delaware	333-59287	36-2467635

(State or Other Jurisdiction of Incorporation)	(Commission	(IRS Employer Identification No.)
File Number)

1001 Winstead Drive, Cary, North Carolina		27513

(Address of Principal Executive Offices)		(Zip Code)
Registrants’ telephone number, including area code: (919) 297-1600
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communication pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐      Pre-commencement communications pursuant to Rule 13e-4 © under the Exchange Act (17 CFR 240.13e-4 (c))
*R.H. Donnelley Inc. is a wholly owned subsidiary of R.H. Donnelley Corporation. R.H. Donnelly Inc. became subject to the filing requirements of Section 15 (d) on October 1, 1998 in connection with the public offer and sale of its 9 1/8% Senior Subordinated Notes, which Notes were redeemed in full on February 6, 2004. In addition, R.H. Donnelly Inc is the obligor of 8 7/8% senior notes due 2010 and 10 7/8% senior subordinated notes due 2012 and is now subject to the filing requirements of Section 15 (d) as a result of such notes. As of July 27, 2005, 100 shares of R. H. Donnelley Inc. common stock, no par value, were outstanding.

Item 2.02 Results of Operations and Financial Condition.
On July 27, 2005, R.H. Donnelley Corporation (the “Company”) issued a press release containing certain financial results of the Company for the three and six months ended June 30, 2005. None of the contents of this Form 8-K are incorporated by reference into any registration statement or report of the Company. A copy of this press release has been filed as Exhibit 99.1 to this Form 8-K.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R.H. DONNELLEY CORPORATION

By:	/s/ ROBERT J. BUSH

Name: Robert J. Bush Title: Vice President and General Counsel

Date: July 27, 2005

R.H. DONNELLEY INC.

By:	/s/ ROBERT J. BUSH

Name: Robert J. Bush Title: Vice President and General Counsel

Date: July 27, 2005

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued July 27, 2005